Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen Municipal Income Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock $0.01 par value per share	Other(1)	2,000,000	$9.23(1)	$18,460,000(1)	0.0001476	$2,724.70
	Other	Rights to purchase Common Stock(2)
Fees Previously Paid	Equity	Common Stock, $0.01 par value per share	457(o)	—	—	$1,000,000	0.0001102	$110.20(3)
	Other	Rights to purchase Common Stock(2)
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$18,460,000		$2,724.70
	Total Fees Previously Paid							$110.20
	Total Fee Offsets							$1,986.67
	Net Fee Due							$627.83

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nuveen Municipal Income Fund, Inc.	N-2	333-237289	March 19, 2020	—	$1,986.67(4)	Equity	Common Shares, $0.01 par value per share	1,319,451	$15,305,631.60	$1.38(4)
Fee Offset Sources	Nuveen Municipal Income Fund, Inc.	N-2/A	333-237289	—	September 18, 2020	—	Equity	Common Shares, $0.01 par value per share	—	—	$3,312.50(4)

(1)

The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 (“Securities Act”) to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the shares of Common Stock, as reported by the New York Stock Exchange on April 23, 2024, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2)

No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

(3)	The Registrant previously paid $110.20 in filing fees in reliance on Rule 457(o) under the Securities Act in connection with the initial filing of this Registration Statement on September 22, 2023.

(4)

On March 19, 2020, the Registrant filed an initial Registration Statement (File No. 333-237289) (the “2020 N-2”), which was amended by Pre-Effective Amendment No. 1 on September 18, 2020 (together with the 2020 N-2, the “2020 Registration Statement”), to register 2,200,000 shares of Common Stock in reliance on Rule 457(c) under the Securities Act, with respect to which the Registrant paid filing fees of $3,312.50 (of which $1.38 was paid in the 2020 N-2). The 2020 Registration Statement was declared effective on September 23, 2020. As of the time of this filing, 1,319,451 Common Stock remain unsold from the 2020 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a filing fee credit of $1.986.67, the amount of the prior filing fee attributable to the unsold Common Stock under the 2020 Registration Statement, remains available to offset future registration fees, which the Registrant has claimed in connection with this filing. In accordance with the Notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold Common Stock previously registered under the 2020 Registration Statement has terminated.